Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Darling Ingredients Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-170668 and 333-192004), Form S-4 (No. 333-131484) and Form S-8 (Nos. 333-125875, 333-181786, 33-99866, 33-99868, and 333-217802) of Darling Ingredients Inc. of our reports dated February 27, 2018, with respect to the consolidated balance sheets of Darling Ingredients Inc. as of December 30, 2017 and December 31, 2016, and the related consolidated statements of operations, comprehensive income/(loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 30, 2017, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 30, 2017, which reports appear in the December 30, 2017 annual report on Form 10‑K of Darling Ingredients Inc.

/s/ KPMG LLP

Dallas, Texas
February 27, 2018